                                                                       Exhibit 6

                                     [SEAL]

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State

October 3, 1995



WILLIAM LARION
6505 ROCKSIDE RD.
SUITE 325
INDEPENDENCE, OH 44131




Re: Document Number P95000035951

The Articles of Amendment to the Articles of Incorporation of SOLSTICE, INC. which changed its name to NU-WAVE HEALTH PRODUCTS, INC., a Florida corporation, were filed on September 25, 1995.

Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

Nancy Hendricks
Corporate Specialist
Division of Corporations                            Letter Number: 895A00044980







     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF



--------------------------------------------------------------------------------

                                 SOLSTICE, INC.

--------------------------------------------------------------------------------
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:



FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)


Change of Corporation's Name.


RESOLVED: That Article "First" of the Corporation's Articles of Incorporation shall be deleted, and, in lieu thereof, the following be inserted:

               FIRST:    The name of the corporation is:
                         Nu-Wave Health Products, Inc.

          No further business is transacted.






SECOND:   If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:




THIRD:    The date of each amendment's adoption: September 15, 1995

FOURTH: Adoption of Amendment(s) (CHECK ONE)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups.

     The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

     "The number of votes cast for the amendment(s) was/were sufficient for approval by ________________________________________."
                               voting group

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


     Signed this day 20th of September, 1995.


     Signature           Wm. L. Larion, President
               --------------------------------------------
               (By the Chairman or Vice Chairman of the Board of Directors,
                President or other officer if adopted by the shareholders)

                                       OR

                  (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)


           ----------------------------------------------------------
                             Typed or printed name


           ----------------------------------------------------------
                                     Title